Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds II of our reports dated September 13, 2021 and September 24, 2021, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the year ended July 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Its Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 19, 2021

Appendix A

Fund Name	Opinion Date
John Hancock Absolute Return Currency Fund	September 13, 2021
John Hancock Fundamental All Cap Core Fund	September 13, 2021
John Hancock Multi-Asset Absolute Return Fund	September 13, 2021
John Hancock Short Duration Credit Opportunities Fund	September 24, 2021
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